Exhibit 10.56
Award No.
ASYST TECHNOLOGIES, INC.
2003 Equity Incentive Plan
STOCK AWARD NOTICE
Asyst Technologies, Inc. (the “Company”), pursuant to its 2003 Equity Incentive Plan (the “Plan”), hereby awards to Grantee a restricted stock award, which is an unfunded and unsecured promise by the Company to issue at a future date up to the number of shares of the Company’s Common Stock subject to the award, and subject to the vesting schedule set forth below (the “Shares”). This restricted stock award is subject to all of the terms and conditions as set forth in this Stock Award Notice, the accompanying Stock Award Agreement, and the Plan, all of which are deemed incorporated herein in their entirety as one single and fully integrated agreement (the “Restricted Stock Award”).

Grantee:

Stock Award Date:

Number of Shares Subject to Award:

VESTING SCHEDULE:

Additional Terms/Acknowledgements: The undersigned Grantee acknowledges receipt of, and understands and agrees that the Restricted Stock Award is subject to the terms and conditions set forth in, this Stock Award Notice, the accompanying Stock Award Agreement, and the Plan. The Grantee further acknowledges that as of the Stock Award Date, this Stock Award Notice, the Stock Award Agreement and the Plan set forth the entire understanding between the Grantee and the Company regarding the Restricted Stock Award and supersede all prior oral and written agreements on that subject, except only to the specific extent the following “Other Applicable Agreements” expressly provide in writing to the contrary:
     Other Applicable Agreements:

Prior to any vesting and issuance and distribution of shares subject to the Restricted Stock Award, the Grantee may not vote the shares, or receive dividends or have any rights as a shareholder with respect to the shares. The Grantee may not defer distribution of the shares subject to the Restricted Stock Award. The Company may, in its discretion, settle in cash or stock any obligations to issue or distribute shares subject to the Restricted Stock Award.
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Award No.
By signing this Stock Award Notice, Grantee acknowledges receipt of a copy of the Plan and the Stock Award Agreement, represents that he or she has had an opportunity to review these documents in their entirety and to be familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel prior to executing this Stock Award Notice, and accepts the Restricted Stock Award subject to all of the terms and provisions hereof and thereof. The Grantee agrees to notify the Company upon any change in the Grantee’s address indicated in this Stock Award Notice.

Asyst Technologies, Inc.	Grantee:

By:

Signature	Signature

Name: Steve Debenham	Name:

Title: Sr. Vice President, General Counsel & Secretary

Address: 46987 Bayside Parkway	Address:
Fremont, CA 94538

Date:	Date:

Attachments: Stock Award Agreement and 2003 Equity Incentive Plan.

Award No.
ASYST TECHNOLOGIES, INC.
2003 EQUITY INCENTIVE PLAN
STOCK AWARD AGREEMENT
     Unless and to the extent otherwise expressly defined hereinafter, the terms in this Stock Award Agreement shall be given the same meanings as defined in the accompanying Stock Award Notice and the Plan. In the case of any inconsistency between the meanings of terms defined in such documents, the meanings of the terms defined in the Plan shall control.
     1. Restricted Stock Award. As of the Stock Award Date, Asyst Technologies, Inc., a California corporation (the “Company”), has granted to the Grantee a Restricted Stock Award, which is an unfunded and unsecured promise by the Company to issue Shares at a future date subject to the terms and provisions of the Stock Award Notice, this Stock Award Agreement, and the Company’s 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.
     2. Purchase Price. The Restricted Stock Award is granted in consideration for past (and future) services rendered to the Company or for its benefit and, accordingly, shall have no purchase price ($0.00).
     3. Vesting Schedule. Subject to the terms of this Stock Award Agreement and the Plan, and provided that Grantee remains in Continuous Service from the Stock Award Date to the vesting date, the Restricted Stock Award shall vest as provided in the Stock Award Notice and be converted into an equivalent number of Shares. In addition, at the sole discretion of the Company, the Restricted Stock Award may be settled by a cash payment on the date the Grantee first has a right to receive the Shares rather than by a delivery of Shares. Such cash payment, if any, will be equal to the Fair Market Value of the Shares on the vesting date. Shares will be issued and delivered to the Grantee, or a cash payment made, as soon as practicable after the Restricted Stock Award vests in accordance with the terms set forth in the Stock Award Notice. No Shares will be converted or issued and no cash payment, if any, shall be made prior to the applicable vesting date.
          a. Acceleration in the event of Death, Disability or Termination of Service. Regardless of any Hold Period or other Restrictions on Issuance and Delivery of Shares, the Delivery Date for shares that have vested under the Restricted Stock Award will be automatically accelerated, issued and such shares will be deemed delivered and available to the Grantee as of the date of the first to occur of the following specific events (provided that such date is after the original vesting date for the respective shares): (i) the date of Grantee’s death, (ii) the date of determination of Grantee’s permanent disability, or (iii) the date of termination of Grantee’s employment at any time for any reason (other than for “cause,” which shall include, when committed in the course of one’s employment duties or functions, fraud, willful misconduct, gross negligence or breach of or failure to perform a material obligation or duty to or policy or term of employment of the Company).
     4. Taxes. Regardless of any action the Company or Grantee’s actual employer takes with respect to any or all federal, state, local and foreign income taxes, social insurance, payroll

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tax, payment on account or other tax-related withholding (“Tax Related Items”), Grantee acknowledges that the ultimate liability for all Tax Related Items associated with the Grant is and remains Grantee’s responsibility and that the Company and/or the Grantee’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Restricted Stock Award, including, but not limited to, the grant of the Restricted Stock Award, the vesting of the Restricted Stock Award, the conversion of the Restricted Stock Award into Shares or the receipt of an equivalent cash payment, the subsequent sale of Shares acquired at vesting pursuant to such Restricted Stock Award, the receipt of any dividends or the sufficiency of any withholdings or other payments made for or by the Grantee to satisfy the Tax-Related Items; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Award to reduce or eliminate the Grantee’s liability for Tax Related Items.
          Prior to the issuance of Shares upon vesting of the Restricted Stock Award, Grantee shall pay, or make adequate arrangements satisfactory to the Company or to the Grantee’s actual employer (in its sole discretion) to satisfy all withholding and payment on account obligations of the Company and/or the Grantee’s actual employer. In this regard, Grantee authorizes the Company or the Grantee’s actual employer to (in their sole discretion) to withhold all applicable Tax Related Items legally payable by Grantee by one or a combination of the following (i) from Grantee’s wages or other cash compensation payable to Grantee by the Company or the Grantee’s actual employer and/or (ii) to withhold in Shares, provided that the Company and the Grantee’s actual employer shall withhold only the number of Shares necessary to satisfy the minimum withholding amount. Alternatively, or in addition, if permissible under local law Grantee (i) may tender payment in cash or by delivering to the Company owned and unencumbered Shares and/or (ii) authorize the Company or the Grantee’s actual employer to, sell or arrange for the sale of the number of Shares as necessary to satisfy the withholding or payment on account obligation that is due at the vesting of the Restricted Stock Award. Grantee shall pay to the Company or to the Grantee’s actual employer any amount of Tax Related Items that the Company or the Grantee’s actual employer may be required to withhold as a result of Grantee’s receipt of the Restricted Stock Award, the vesting of the Restricted Stock Award, or the subsequent sale of Shares acquired pursuant to such Restricted Stock Award and the receipt of any dividends that cannot be satisfied by the means previously described. The Company may refuse to deliver Shares to Grantee if Grantee fails to comply with Grantee’s obligation in connection with the Tax Related Items as described herein.
     5. Restrictions on Issuance. No Shares will be issued in connection with the Restricted Stock Award if the issuance of such Shares would constitute a violation of any applicable laws.
     6. Termination of Continuous Service. In the event that the Grantee ceases to remain in Continuous Service for any reason, including death or disability, resignation or termination of employment, any unvested portion of the Restricted Stock Award shall automatically terminate and be deemed forfeit.
     7. Transferability of Award. The Restricted Stock Award may not be transferred, pledged, sold, assigned, alienated or otherwise encumbered by the Grantee, in any manner other than by will or by the laws of descent and distribution. Any such purported transfer, pledge,

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sale, assignment, alienation or encumbrance will be void and unenforceable against the Company. The terms of the Restricted Stock Award shall be binding upon the executors, administrators, heirs and successors of the Grantee.
     8. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Restricted Stock Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     9. Tax Consultation. The Grantee understands that he or she may suffer adverse tax consequences as a result of the Grantee’s receipt or disposition of the Shares subject to the Restricted Stock Award (or the vesting of Grantee’s right to receive or dispose of the Shares subject to the Restricted Stock Award). The Grantee represents that he or she has had an opportunity to consult with any tax consultants the Grantee deems advisable in connection with receipt or disposition of the Shares and that the Grantee is not relying on the Company or its counsel for any tax advice.
     10. Entire Agreement: Governing Law. Except to the specific extent that the Other Agreements identified on the Stock Award Notice expressly provide in writing to the contrary, the Plan, Stock Award Notice and this Stock Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Plan, the Stock Award Notice and this Stock Award Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Plan, the Stock Award Notice and this Stock Award Agreement are to be construed in accordance with and governed by the laws of the State of California without giving effect to any conflict of law rule. Should any provision of the Plan, the Stock Award Notice or this Stock Award Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.
     11. Headings. The captions used in this Stock Award Agreement are inserted for convenience and shall not be deemed a part of the Stock Award for construction or interpretation.
     12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown in the Stock Award Notice or to such other address as such party may designate in writing from time to time to the other party.
     13. Rights as Shareholder. Until all requirements for vesting, and expiration of Hold Period or other Restrictions on Issuance and Delivery of Shares, as set forth on the Stock Award Notice have been satisfied and the Shares have been issued and delivered pursuant to the terms

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of the Plan, the Stock Award Notice and this Stock Award Agreement, the Grantee shall not be deemed to be a shareholder or to have the rights of a shareholder with respect to any of the Shares subject to this Restricted Stock Award, including without limitation, the right to receive dividends with respect to the Shares and the right to vote the Shares.
     14. Mandatory Arbitration to Resolve Disputes. Any differences, disputes or controversies arising from the Restricted Stock Award or this Stock Award Agreement, and rights or obligations thereunder or hereunder, shall be exclusively submitted to binding arbitration before an independent and qualified arbitrator in accordance with the American Arbitration Association and its rules then in effect, without reference to conflict of laws principles. Arbitration shall be the exclusive forum for any dispute, claim or cause arising hereunder, and the decision and award by the arbitrator shall be final, binding upon and non-appealable by the parties and may be entered in any state court of California having jurisdiction. The arbitrator shall be without authority or jurisdiction to award either party its attorneys’ fees or costs incurred in the matter. In addition, the arbitrator shall be without authority or jurisdiction to award either party, for any claim, cause or action arising hereunder, any incidental, special, consequential or exemplary damages of any nature, including but not limited to punitive damages; provided, however, that provisional or injunctive remedies and relief shall be available as appropriate to each party. Such arbitration proceeding, and the rights and obligations of the parties, shall be further subject to the terms and conditions of any arbitration agreement entered, or to be entered, between the Company and the Grantee regarding the Grantee’s employment, contractor, consulting or other relationship with the Company.
     15. Deferral of Compensation. Payments made pursuant to this Plan and the Stock Award Agreement are intended to qualify for an exemption from or comply with Section 409A of the Code (“Section 409A”). Notwithstanding any provision in the Stock Award Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, the Stock Award Notice and/or this Stock Award Agreement to ensure that all Restricted Stock Awards made to Grantees who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided; however, that no such amendment or modification shall amend or modify any performance conditions which are meant to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code and that the Company makes no representations that the Plan or this Restricted Stock Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Restricted Stock Award granted thereunder.
     16. Waiver of Right to Jury Trial. Each party, to the fullest extent permitted by law, waives any right or expectation against the other to trial or adjudication by a jury of any claim, cause or action arising hereunder, or the rights, duties or liabilities created hereby.
     17. Nature of the Restricted Stock Award. In accepting the Restricted Stock Award, the Grantee acknowledges and agrees that:
          (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan, the Stock Award Notice and this Stock Award Agreement;

Award No.
          (b) the grant of the Restricted Stock Award is voluntary and occasional, and does not create any contractual or other right to receive future grants of stock, or benefits in lieu of awards, even if stock awards have been granted repeatedly in the past;
          (c) all decisions with respect to future grants, if any, will be at the sole discretion of the Company;
          (d) neither the Restricted Stock Award nor any provision of this Stock Award Agreement, the Stock Award Notice, the Plan or the policies adopted pursuant to the Plan confer upon Grantee any right with respect to employment or continuation of current employment, and the Grantee’s participation in the Plan shall not create a right to further employment with Grantee’s employer and shall not interfere with the ability of the Company to terminate the Grantee’s employment relationship at any time, with or without cause;
          (e) the Grantee is voluntarily participating in the Plan;
          (f) the Restricted Stock Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of the Grantee’s employment contract, if any;
          (g) the Restricted Stock Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
          (h) in the event that the Grantee is not an employee of the Company, the grant of the Restricted Stock Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of the Restricted Stock Award will not be interpreted to form an employment contract with any Affiliate;
          (i) the future value of the Shares is unknown and cannot be predicted with certainty;
          (j) the value of the Shares obtained pursuant to the Restricted Stock Award may increase or decrease in value;
          (k) in consideration of the grant of the Restricted Stock Award, the Grantee does not acquire any claim or entitlement to compensation or damages that otherwise could arise from termination of the Restricted Stock Award or diminution in value of the Restricted Stock Award, or Shares acquired pursuant to the Restricted Stock Award, upon termination of the Grantee’s employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws), and the Grantee hereby irrevocably waives and releases the Company and its Affiliates from any such claim or entitlement that may arise; if, notwithstanding the foregoing, any such claim or entitlement is found by a court of competent jurisdiction to have arisen then, by signing the Stock Award Notice, Grantee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

Award No.
          (l) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of Grantee’s employment (whether or not in breach of local labor laws), Grantee’s right receive Shares (or cash in lieu of Shares) under the Plan or vesting of such right, if any, will terminate automatically as of the date of such termination Date and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Grantee’s right to receive Shares (or cash in lieu of Shares) pursuant to the Restricted Stock Award after the date of such termination, if any, will be measured by the date of termination of Grantee’s active employment and will not be extended by any notice period mandated under local law; and
          (m) the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of this Restricted Stock Award.
     18. Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Company and Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.
          The Grantee understands that the Company and the Grantee’s actual employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, and job title, any Shares of stock or directorships held in the Company, and details of all Restricted Stock Awards or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Restricted Stock Awards may be deposited. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Grantee understands that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

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     19. Language. If the Grantee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
     20. AT WILL RELATIONSHIP. THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE RESTRICTED STOCK AWARD RESULTS ONLY BY CONTINUING SERVICES OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING AWARDED THIS RESTRICTED STOCK AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS RESTRICTED STOCK AWARD, THE TERMS AND CONDITIONS WHICH ARE INCORPORATED HEREIN AND MADE A PART HEREOF BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR OTHERWISE WITH OR BY THE COMPANY, OR ANY OF ITS SUBSIDIARIES OR AFFILIATES, FOR THE VESTING PERIOD OR FOR ANY PERIOD OR AT ALL, AND SHALL NOT INTERFERE WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S EMPLOYMENT OR CONSULTANT OR OTHER RELATIONSHIP AT ANY TIME, FOR ANY REASON, WITH OR WITHOUT CAUSE.
     21. Electronic Delivery. The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the Restricted Stock Award, to participation in the Plan, or to future restricted stock awards that may be granted under the Plan, including but not limited to, the Plan, the Stock Award Notice, the Stock Award Agreement, the Plan prospectus and any reports of the Company provided generally the shareholders.  Further, the Company may, in its sole discretion, use electronic means to request the Grantee’s consent to participate in the Plan.  Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company.
     By executing the Stock Award Notice, the Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  At the Grantee’s written request, the Company will provide a paper copy of any document at no cost to the Grantee.  Grantee acknowledges that he or she may be required to provide a paper copy of his or her executed Stock Award Notice in the event the electronic delivery fails.
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